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                                                                     EXHIBIT 5.1



                                November 5, l998


Board of Directors
Computer Technology Associates, Inc.
6903 Rockledge Drive
Bethesda, Maryland 20817

                Re: Validity of up to 1,951,074 Shares of Common Stock to Be Offered and Sold Pursuant to Registration Statement on Form S-1 (Registration No. 333-64373)

Ladies and Gentlemen:

                We have acted as special Colorado counsel to Computer Technology Associates, Inc., a Colorado corporation (the "Company"), in connection with certain matters of Colorado corporate law relating to (1) the proposed issuance and sale by the Company of up to 1,335,338 shares (the "Primary Shares") of its common stock, $.01 par value ("Common Stock"), pursuant to a Registration Statement on Form S-l (Registration No. 333-64373) (the "Registration Statement") and (2) the proposed sale by certain shareholders of the Company of up to 615,736 issued and outstanding shares (the "Secondary Shares") of Common Stock pursuant to the Registration Statement. In the course of that representation, we have examined the Articles of Incorporation and Bylaws of the Company and certified resolutions adopted by its Board of Directors authorizing the issuance of the Primary Shares, ratifying the issuance of the shares of the Company's Common Stock outstanding on November 5, 1998, ratifying all options to purchase Common Stock outstanding on that date and authorizing the issuance of the shares underlying those options upon the exercise thereof. We have been informed by the Company that it has received payment of the full consideration for all outstanding shares of Common Stock.

                Based on that examination and information, we are of the opinion that, (a) the Primary Shares and the Secondary Shares have been duly authorized,
(b) when the Primary Shares are issued and sold as contemplated by the Registration Statement, they will be validly issued, fully paid and nonassessable, and (c) the Secondary Shares have been validly issued and are fully paid and nonassessable.


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SHERMAN & HOWARD L.L.C.

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November 5, 1998

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                We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm therein under the caption "Legal Matters," but such consent does not constitute an agreement on our part that we are experts with respect to any portion of the Registration Statement

                                           Yours truly,

                                           /s/ SHERMAN & HOWARD L.L.C.